As filed with the Securities and Exchange Commission on

May 1, 2006

REGISTRATION NO.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.  7

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ELECTRIC MOTO CORPORATION

 (Name of Small Business Issuer in its Charter)

NEVADA	3711	57-1094726
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification No.)

3165 East Main Street

Ashland, Oregon 97520

(541) 890-3481

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

ELY SCHLESS

ELECTRIC MOTO CORPORATION

3165 EAST MAIN STREET

ASHLAND, OREGON 97520

(541) 890-3481

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

RICHARD I. ANSLOW, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9 SOUTH, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	OFFERING PRICE PER SHARE	AGGREGATE OFFERING PRICE	REGISTRATION FEE

Common Stock, par value	11,960,000	$.03	$358,800	$ 42.23
$.001 per share (1)
Common Stock, par value
$.001 per share (2)	1,600,000	$.03	$48,000	$ 5.65

Common Stock, par value
$.001 per share (3)	1,120,000	$.03	$33,600	$ 3.95

Common Stock, par value
$.001 per share (4)	1,120,000	$.03	$33,600	$ 3.95

Common Stock, par value
$.001 per share (5)	1,620,000	$.03	$ 48,600	$5.72

Total	17,420,000		$ 522,600	$61.50

(1) Represents Selling Security Holders shares being sold to the public. The price of $.03 is based on Electric Moto Corporation’s most recent private placement sold at $.03 per share.

(2) Represents shares of common stock issuable in connection with the conversion of options issued to Jeff Knepp (500,000), Noah Clark (550,000) and Paul Giarmoleo (550,000). The price of $.03 is based on Electric Moto Corporation’s most recent private placement sold at $.03 per share.

(3) Represents shares of common stock issuable in connection with the conversion of options issued to Kenneth Bornstein (600,000), Abbie Zands (400,000) and John Sr. and Judith Polli (120,000). The price of $.03is based on Electric Moto Corporation’s most recent private placement sold at $.03 per share.

(4) Represents shares of common stock issuable in connection with the conversion of options issued to Kenneth Bornstein (600,000), Abbie Zands (400,000) and John Sr. and Judith Polli (120,000). The price of $.03 is based on Electric Moto Corporation’s most recent private placement sold at $.03 per share.

(5) Represents shares of common stock issuable in connection with the conversion of options issued to Kenneth Bornstein (600,000), Abbie Zands (400,000), John, Sr. and Judith Polli (120,000) and Natural Ventures (500,000). The price of $.03 is based on Electric Moto Corporation’s most recent private placement sold at $.03 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _________________________, 2006

ELECTRIC MOTO CORPORATION

11,960,000 SELLING SECURITY HOLDER SHARES OF COMMON STOCK

5,460,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH

CONVERSION OF OPTIONS

Our selling security holders are offering to sell 11,960,000 shares of our common stock and 5,460,000 shares of our common stock issuable in connection with their conversion of our options. Our shares of common stock are not listed on any stock exchange duly authorized and regulated by foreign or domestic law. The selling stockholders may sell their common stock at a fixed price of $.03 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2006

TRANSFER AGENT	29
EXPERTS	29
LEGAL MATTERS	29
FINANCIAL STATEMENTS	F-1

i

ABOUT US

HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were originally incorporated under the laws of the State of Nevada on March 7, 2000 under the name “Dorado Capital Ventures, Inc.” From our origination until March 27, 2004, we have not had any operations while looking for a suitable business strategy to implement. Effective April 8, 2004 we entered into an asset purchase agreement with Ely Schless d/ba Electric Moto, a sole proprietorship whereby we purchased the assets and assumed the liabilities of Electric Moto in exchange for 20,000,000 shares of our common stock. Subsequent to the issuance of these common shares Ely Schless owns approximately 80% of the issued and outstanding shares of our common stock. The transaction was accounted for as a recapitalization . We issued common shares in exchange for the net assets of Electric Moto totaling $84,958. On July 27, 2004, our corporate name was changed to “Electric Moto Corporation.” The purpose of the merger was to facilitate the going-public process of Electric Moto and provide Dorado Capital Ventures, Inc. with a business strategy. Prior to the merger, Electric Moto was a sole proprietorship. The merger enabled Electric Moto to (i) reorganize its operations in corporate form; and, (ii) acquire a shareholder base with which to go public.

We currently have only two employees, and we are controlled by a majority shareholder, Ely Schless, who is also an officer and director. Mr. Schless beneficially owns 61% of our outstanding stock. Our auditors have issued a going concern qualification in their opinion letter. In addition, our accumulated deficit as of December 31, 2005 is $822,878.

We design, manufacture, distribute and sell recreational and special purpose electric and hybrid vehicles throughout the world. We design vehicles that are:

•	Energy Efficient
•	Practical
•	Environmentally friendly (quiet and non-polluting)
•	Suitable for recreational, military and homeland security applications.

Summary Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,”“Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data as of December 31, 2005 and December 31, 2004 are derived from our audited financial statements.

	Year Ending December 31
Statement of Operations Data	2005	2004

Revenue	$79,551	$68,225
Costs and general and administrative expenses	516,585	391,002

Operating Income (Loss)	(475,990)	(369,005)
Other income (expense)
Net (Loss)	(475,990)	(369,005)

Net (Loss) per Common Share	(0.01)	(0.01)

Weighted Average Common share Outstanding	32,431,178	27,208,740

	December 31
Balance Sheet Data	2005	2004

Current Assets	$7,772	$37,559
Current Liabilities	53,425	1,065
Total Assets	10,729	37,559

Shareholders’ Equity (Deficit)	(42,696)	36,494

Where You Can Find Us

We are located at 3165 East Main Street, Ashland, Oregon 97520. Our telephone number is (541) 890-3481.

Our internet address is http://www.electricmoto.com. The majority of information on this website is promotional and is thus not disclosed in nor should be deemed a part of this registration statement. The information on our website has not been reviewed by the SEC.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing. Material risks related to our business are disclosed in this section. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to Electric Moto Corporation and not to the selling shareholders.

Risks Related To Our Company

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in March of 2000. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history of marketing our products, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE HAVE A HISTORY OF OPERATING LOSSES AND THERE CAN BE NO ASSURANCES WE WILL BE PROFITABLE IN THE FUTURE.

We have a history of operating losses, expect to continue to incur losses, and may not be profitable in the near future. We had net losses of $475,990 for the twelve months ended December 31, 2005 and net losses of $369,005 for our fiscal year ended in December 31, 2004. We intend to continue to fund operations through additional debt and equity financing arrangements that may not be sufficient to fund our capital expenditures, working capital, and other cash requirements for the year ending December 31, 2006. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $20,000 to commence our planned operations over the next twelve months and we anticipate requiring additional funds in order to significantly expand our operations once we commence them. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

ELY SCHLESS, ONE OF OUR DIRECTORS AND SOLE OFFICER, AND NILS WIKLUND, A STRATEGIC PARTNER, IN THE AGGREGATE CONTROL APPROXIMATELY 61% OF OUR ISSUED AND OUTSTANDING SHARES AND, THEREFORE, CAN CONTROL ALL SHAREHOLDER DECISIONS RESULTING IN THE REMAINDER OF OUR SHAREHOLDERS HAVING NO CONTROL OVER OUR CORPORATE ACTIONS

Ely Schless, our officer and director, and Nils Wiklund, our strategic partner, in the aggregate beneficially own approximately 61% of our issued and outstanding shares. Therefore, they will be in a position to exert actual or effective control over our business and operations, including the election of all of our directors and approval of significant corporate transactions. The remainder of our shareholders will have no control over our corporate actions.

THE LIMITED AMOUNT OF CASH IN OUR BANK ACCOUNT COULD RESULT IN THE CESSATION OF OUR OPERATIONS DUE TO OUR POSSIBLE INABILITY TO PAY OUR EMPLOYEES’ SALARIES AND ACCOUNTS RECEIVABLE ON A TIMELY BASIS

As of December 31, 2005, we had a cash balance of only $2,996 and we had deficit net working capital of $45,653. There are numerous negative ramifications to having limited cash on hand. Specifically, this could cause us to lose our employees for failure to pay salaries on a timely basis. In addition, we might not be able to pay our accounts payable. This may result in lawsuits.

IF WE FAIL TO ESTABLISH A LARGE ENOUGH MARKET FOR OUR PRODUCTS, WE COULD GO OUT OF BUSINESS

Although to date the market for our products has been sufficient to meet our limited ability to produce products, our business plan calls for a significant increase in our ability to produce products to meet anticipated demand from expanded marketing efforts. There is no assurance that such a demand exists and a failure of the demand to materialize in light of our increased expenses in ramping up production could cause us to run out of money and cease operations.

ENERGY PRICES COULD FALL WHICH COULD LOWER DEMAND FOR OUR PRODUCTS

Energy efficient and alternative energy products tend to become more attractive to the market with increased oil prices. There is no assurance that oil prices will continue to be as high as they are today and a significant reduction in the price of oil could lessen the desirability of our products to consumers.

A REDUCTION IN ENVIRONMENTAL CONCERNS COULD NEGATIVELY AFFECT OUR MARKET

Our products enjoy an advantage over similar products powered by gasoline due to the perception that electric products are less harmful to the environment than those that operate on gasoline. . Should trends reverse and should concerns about noise and air pollution relax instead of increase, the market for our products could diminish significantly.

WE MAY LOSE BUSINESS IF MAJOR MANUFACTURERS DECIDE TO ENTER OUR MARKET IN DIRECT COMPETITION WITH US

Major manufacturers may decide to enter our market. Currently, this is not a direction any manufacturers have chosen to pursue, but they already have a customer base and dealer network in the recreational vehicle market. As a result it would not be difficult for them to enter the market should they decide to. To date, this has not been their direction but that could change without notice in the future. Should market demand in this niche grow sufficiently it is more likely that this will occur.

WE HAVE NO PATENT OR OTHER INTELLECTUAL PROPERTY PROTECTION FOR OUR PRODUCTS.

Currently, we have not applied for any intellectual property protections for out products. Accordingly, another entity could begin to produce and market products similar or identical to those that we currently offer. This potential increased competition will impact our revenues in a negative manner.

IF ELY SCHLESS IS NO LONGER IN HIS PRESENT POSITIONS, IT WILL BE DIFFICULT TO REPLACE HIM WITH PERSON(S) OF HIS EXPERIENCE RESULTING IN THE POSSIBLE CESSATION OF OUR BUSINESS OR, AT A MINIMUM, THE DELAY IN CARRYING OUT OUR BUSINESS PLAN

Ely Schless, our senior executive is important to our success. He has significant experience in the manufacturing and product development aspects of our specific business. If he becomes unable or unwilling to continue in his present positions, we will be forced to seek replacements with the same or similar experience. Our failure to find such an individual can result in the cessation of our business or the delay in carrying out our business plan.

OUR COMPETITION IS SUPERIOR TO US IN BOTH EXPERIENCE AND RESOURCES.

Our competitors, mainly Japanese firms, have established secure positions and reputable brand names in the motocross industry. They have significantly larger capital resources to devote to the electric and hybrid motocross markets if they so choose. Such experience, brand recognition and capital resources put us at a competitive disadvantage.

WE RELY HEAVILY ON OUR SUPPLIERS FOR KEY COMPONENTS OF OUR PRODUCTS.

Our products are assembled both from components that we manufacture in-house and from vendor supplied components. A disruption in the supply of vendor supplied components will impact our ability to manufacture our products in a timely fashion and therefore cause us to fail to meet customer demand. Further, failure to receive components from our vendors would force the Company to seek replacement components from alternative vendors who may not provide such replacement components on terms similar to our current providers. If the cost of substitute components are greater than our current costs, our profit margins will be negatively impacted. In the event that substitute components can be located on a timely basis or at all, such disruption could cause us to cease operations for an extended period of time or completely.

Risks Relating To Our Stock

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.03 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Elite Cosmetics, Inc. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET FOR OUR STOCK OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

The initial public offering price of the shares of our common stock based on the registration fee of $.03 has been determined based on a recent private placement of $.03 per share. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin Board concurrently with the filing of this prospectus. However, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price of $.03 as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions. There is also no assurance that our stock will ever be publicly quoted or listed.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any stock exchange duly authorized and regulated by foreign or domestic law. There is no current public trading market for our shares of common stock. After this Registration Statement becomes effective, we intend to apply for a quotation on the OTC Bulletin Board. While we intend to take needed action to qualify our common shares for quotation on the OTC Bulletin Board, there is no assurance that we can satisfy the current listing standards.

As of May 1, 2006, based on our transfer agent records, we had 43 shareholders holding an aggregate of 32,800,000 shares of our common stock.

As of May 1, 2006, we had 7,560,000 options outstanding convertible into 7,560,000 shares of our common stock.

As of March 14, 2006, we had 27,410,000 shares that were eligible to be sold under Rule 144 of the 1933 Securities Act. 20,000,000 of such shares are owned by Ely Schless, our officer and director, and 310,000 are held by Dennis Knepp, our director.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of May 1, 2006, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
plans approved by
security holders

Equity compensation	None
plans not approved
by security holders

Total	None

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Unless the context otherwise requires, references to “Company”, “Electric Moto”, “we”, or “our”, mean Electric Moto Corporation.

We were originally incorporated under the laws of the State of Nevada on March 7, 2000 under the name “Dorado Capital Ventures, Inc.” From our origination until March 27, 2004, we have not had any operations while looking for a suitable business strategy to implement. Effective April 8, 2004 the we entered into an asset purchase agreement with Ely Schless d/ba Electric Moto, a sole proprietorship whereby we purchased the assets and assumed the liabilities of Electric Moto in exchange for 20,000,000 shares of Dorado. Subsequent to the issuance of these common shares the proprietor of Electric Moto owns approximately 80% of the issued and outstanding shares of our common stock. The transaction was accounted for as a recapitalization . We issued common shares in exchange for the net assets of Electric Moto totaling $84,958. On July 27, 2004, our corporate name was changed to “Electric Moto Corporation.”

Overview

We are a completed vehicle supplier engaged in the design, manufacture and sale of low environmental impact motorcycles and all-terrain vehicles (ATVs), characterized by electrical drive systems instead of more conventional gasoline engine drive systems. Our marketing targets existing buyers and dealers. We rely on our development and manufacturing expertise combined with new technologies to respond to cleaner vehicle and land-use mandates. Growing environmental restrictions are creating more efficient vehicle components, such as batteries, motors and control electronics, which we exploit and integrate into vehicle platforms. Our vehicles perform like gas powered vehicles, but they consume less fuel, emit less noise and create lower emissions.

Our operations include chassis and component design, serial production, assembly, marketing and distribution of vehicles.

Our primary objective is to utilize Blade cycle sales to build cash flow and increase earnings per share. We envision our industry today much like the health food industry in recent decades; where the early pioneers established brand loyalty in markets previously ignored by the larger mainstream companies. Our ability to cost-effectively produce low environmental impact vehicles is based on our understanding of electronic drive systems and how they best package on modern vehicle platforms.

We seek to build shareholder value through increased Blade sales via the expansion of our distribution network in Europe.

Business Strategy

Our business strategy is to create revenue through sales of our Blade cycles. We typically produce Blade cycles serially for economy of scale in purchasing and to minimize tooling and set-up redundancy. We note that in 2004 and early 2005, we utilized a partial serial, partial incremental production schedule effectively to minimize cash outlay, but this mixed schedule has the downside of limiting production capacity in that it reduces the economies of scale attributed to full serial production. Nonetheless, we often have to cut back and complete cycles incrementally in order to create further revenue from sales, due to our lack of adequate capital to continue serial production.

We foresee that our growth is dependent on capitalization. Previously we have not had sufficient capital to enjoy the benefits of volume production. Additionally, the price of oil may be considered a factor in our future, as are various government mandates concerning both vehicle emissions and OHV (off-highway vehicle) land access.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The reason cited in the notes as raising substantial doubt as to our ability to continue as a going concern is that we do not have sufficient working capital to fund our operations. Our ability to continue as a going concern is contingent upon our ability to attain profitable operations by securing financing and implementing our business plan.

Critical Accounting Policies

Revenue Recognition

In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

Revenue is recognized at the time the product is delivered. At present, based on the volume of revenues, we do not assess returns of products, levels of inventory in the distribution channel, and expected introductions of new products that may result in larger then expected returns of current products.

Return Policy and Warranties

Our Blade is assembled both from components that we manufacture in-house and from vendor supplied components. Our return policy states that the frame only is conditionally warranted for a period of one year after the delivery date of the cycle, with the condition stipulated that a manufactured defect exists, based on our judgment,. Due to the nature of our product, which is intended for off-road use, we have adopted this policy which is typical in situations where an off-highway-use recreational vehicle manufacturer cannot control the environment or terrain in which the vehicle is operated. This limits our liability with respect to returns to the extent that it is not material to our accounting at present sales levels. In the event that a large number of frames were defectively manufactured, we would have to re-assess the financial impact on our business, but in most cases, the cost is likely mitigated because the frames are manufactured in-house, using a proven design and manufacturing processes. To date, we have never replaced a frame or had any returned products, and as such, have not considered this material to our business.

Vendor supplied components, such as motors, batteries and electronics each have their own specific warranties, with terms varying from vendor to vendor. For instance, the battery manufacturer pro-rates the battery cost over a one-year time period, the motor controller manufacturer provides a one-year unlimited warranty. But in any case, vendor-supplied component returns are referred to the vendor. While we may assist the customer or serve as a liaison to the vendor in the interest of good business practice, we make no claims to warranty vendor-supplied components used in our product. This policy is similar to that which is used by automotive manufacturers, who rely on their tire supplier’s warranty.

Stock-Based Compensation

We account for equity instruments issued to employees for services based on the fair value of the equity instruments issued and account for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

We account for stock based compensation in accordance with SFAS 123, “Accounting for Stock-Based Compensation.” The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, “Accounting for Stock Issued to Employees” (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. We have elected to continue to apply APB 25 in accounting for our stock option incentive plans.

Results Of Operations

Year Ended December 31, 2005 Compared To Year Ended December 31, 2004

Sales

Sales for the year ended December 31, 2005 were $79,551, compared to $68,225 for 2004. This increase of $11,326 was directly related to an increase in units sold. Traditionally, we revert to product development when production slows, as it is less capital intensive, relying mainly on our intellectual capacity to improvise new solutions to production and product challenges. Hence, the development of the hybrid system during the last quarter of 2004 was implemented to fill the gap in capital available for production. The development of the hybrid system has not yet impacted our revenues.

Total Expenses

Our Selling, General, and Administrative expenses for fiscal year end 2004 and 2005 were $391,002 and $516,585 respectively. This increase of $125,583 from 2004 to 2005 was directly related to an increase in non-cash stock compensation of $111,440. We also incurred expenses of $14,143 related to increases in salary expenses and professional fees. We do expect our total expenses to increase as we expand our staff to meet new sales and production goals. However, we do not expect to require significant expenditures for equipment as our current plant has capabilities commensurate with projected production for the near future. We currently have no material commitments for capital expenditures. Product expansion into the hybrid system has not materially impacted our expenses. (Our Cost of Sales decreased from $46,228 in 2004 to $38,956 in 2005.)

Net Income

We had net losses of $475,990 for fiscal year ended December 31, 2005 and net losses of $369,005 for our fiscal year ended December 31, 2004.

Liquidity and Capital Resources

For the year ended December 31, 2004, we incurred operating losses of $369,005 ($285,360 of this loss was from non-cash stock based compensation expense and at December 31, 2004, we had a net working capital of $36,494. Net cash used in operating activities for the year ended December 31, 2004 was $98,997.

For the twelve month period ended December 31, 2005, we incurred operating losses of $475,990 ($396,800 of this loss was from non-cash stock based compensation expense) and as of December 31, 2005, we had deficit net working capital of $45,653. Net cash used in operating activites for the period from January 1, 2005 to December 31, 2005 was $21,952. We funded these needs primarily through operations. We have no internal sources of liquidity, and sales of our product provide our only external source of liquidity.

As a result of the above, as of December 31, 2004, we had a cash position of approximately $25,985. As of December 31, 2005, we had a cash position of $2,996.

Currently we are manufacturing 50 Blade cycles. This is our primary source of revenue. As of the date of this filing statement, we have purchased the raw materials and initiated production operations for producing 50 cycles. It is estimated that these cycles will completed and available for sale in the first quarter of 2006. We anticipate sales of fifty Blades to our European disributor Mr. Nils Wiklund. Since there is no assurance that we can fund completion of these fifty cycles, the ability to implement this strategy may require other sources of liquidity.

We do not have sufficient cash available to satisfy the cash requirements to execute our business plan over the next year based upon our current rate of expenses. Our current minimum cash requirement per month is $2,900. Our current cash position will afford us 8 months of operation. Each bike sold will extend this timeframe accordingly. This calculation does not include production expenses for inventory replenishment. We will need an additional minimum of $1,000,000 to finance our planned expansion, which funds will be used for product development, manufacturing and personnel. In order to become profitable, we may still need to secure additional debt or equity funding. We have no source of funding identified. Our failure to secure additional funds would impair and delay our ability to implement our business plan.

We intend on raising the additional capital required through the sale of stock either through private sales or the exercise of existing options. If we do not secure the required funding, we may not be able to achieve our growth objectives within the anticipated time period, if at all. We believe that future plans will be achieved if we receive the necessary funding. Furthermore, in the event that the level of funding is less that we have anticipated, this may also result in a delay in our ability to generate revenues or a reduced amount of revenues being generated.

All initial expenses relating to this offering, including attorney’s and accountants fees, totaling $50,000, have been paid.

Plan Of Operations For Next Twelve Months

To date, we have manufactured 50 partial Blade chassis for our proposed 2006 model Blade, which are in inventory. We had hoped to raise capital once we completed our SEC registration statement and our common stock was quoted on the OTC Bulletin Board, as a means to fund further manufacturing of Blade cycles by the end of 2005. But due to a greater than expected time to complete this process, we have decided to halt further Blade production related purchases until sufficient capital is available. As a result, there can be no further sales income predicted.

Nonetheless, in-house production may continue for approximately 2 months, using existing raw stock. During this 2 month period, we will continue to explore external and internal sources of funding to finalize the current 50 vehicle serial production run and establish additional European distribution agreements.

We do not foresee the need for any new employees as Mr. Schless will be performing the various manufacturing operations on these proprietary components. We intend to ship the 50 chassis to Europe in March 2006 for final assembly and ultimately distribution by Nils Wiklund. Mr. Wiklund is promoting and selling Blade cycles in Europe.

It is our intent to use sales income from Mr. Wiklund’s purchase of 50 chassis to maintain SG&A expenses through our second quarter (June 2006). The total value, in terms of sales income from the 50 chassis sales, is approximately

$63,000, based on the spreadsheet cost of approximately $900 each plus 40% markup over our cost to manufacture Blades.

Any further sales income are dependent on how well the Blade sells in Europe. If all 50 cycles are sold by Mr. Wiklund and there are no unforeseen obstacles to initiating another production build, we will do so. In the event that we can raise capital through exercised stock options as a result of our registration statement being declared effective, in the next 12 months, we will assign a portion of the capital to extend our research on hybrid products which combine the efficiencies and clean operation of electric vehicles with the longer-range capabilities of a gas engine.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet transactions.

BUSINESS - OUR COMPANY

A Summary Of What We Do

We were originally incorporated under the laws of the State of Nevada on March 7, 2000 under the name “Dorado Capital Ventures, Inc.” From our origination until March 27, 2004, we did not have any operations while looking for a suitable business strategy to implement. On March 27, 2004, we purchased all of the assets of Ely Schless doing business as Electric Moto and electricmoto.com. On July 27, 2004, our corporate name was changed to “Electric Moto Corporation.”

We design, manufacture, distribute and sell recreational electric vehicles throughout the world. Our product is characterized by its efficient use of energy and its potential for a wide range of applications, such as recreational, security, and commuting. We currently focus primarily on recreational motorcycle markets with our “Blade” and predecessor models.

Through our predecessor companies, Ely Schless doing business as both Electric Moto and Denali Cycles, we have been building and selling electric vehicles since 1995. Our products are found in the garages of professional competitors and amateurs alike. Our products have been sold to customers in the United States as well as in Europe.

In the past, we have focused primarily on recreational motorcycle markets with our “Blade” and predecessor models. Additionally we have designed and built electric motor scooters that are designed for fuel-efficient commuting in a world of growing energy costs.

Our product, the Blade T-6, is an electric motocross / freestyle (stunt) motorcycle. It has been designed to appeal to top competitive riders and enthusiasts. Its light weight (175 pounds) and high power (25 kilowatts) is designed to allow for greater flexibility both in racing and extreme sports. Additionally, the Blade is virtually silent. This allows it to be ridden in exhibitions and other areas where gas powered vehicles are prohibited because of noise or emission restrictions.

Blades are manufactured in house by Mr. Schless, our only employee. Manufacturing operations performed by Mr. Schless include computer aided design and manufacturing (CAD/CAM), tube frame fabrication, plastic forming tools and parts, electrical harness fabrication and final assembly onto a shipping pallet.

Blades are produced by Mr. Schless in a serial production run of 20 to 25 units. Only 15 to 20% of manufactured vehicle cost is comprised of in-house manufactured components, so serial production of frames and plastic parts can be performed at minimal initial cost to us as production operations are primarily in the form of labor performed by Mr. Schless, who also serves in an executive and administrative capacity for us.

Today, all sales are transacted through a European importer, Nils Wiklund, who has recently become a significant shareholder. Mr. Wiklund qualifies and chooses potential distributors for us based on three criteria; (i) industry knowledge within their respective countries; (ii) personal fiscal condition; and (iii) their ability to exploit promotional opportunities such as races or trade magazines within their country or territory. The distributor will then identify existing motorcycle and power sports dealerships within their country who express a desire to market environmentally-friendly alternatives to their existing customer base. Alternately, the distributor may sell our products directly to the end-user, at the distributor’s discretion.

To further minimize the capital expenditure associated with manufacturing Blades, final assembly and purchase of non-proprietary vendor produced components such as batteries, motors and electronic controls, are initiated only when a 50% deposit is received from a buyer. Our basic business model assumes that the retail price of the Blade is approximately twice our cost of manufacture,(excluding sales, general and accounting (S,G&A)) and shipping costs.

The Blade is assembled from two sources; 1) proprietary, such as the chassis (frame, wheel hubs, electrical harnesses) and 2) vendor supplied. Most of the proprietary parts are produced in-house using specialized fixtures and tooling to create the part. These proprietary parts are constructed from common, commercially available steel or aluminum stock shapes, which are formed or welded to our specific dimensions utilizing custom built jigs, tooling and fixtures.

Vendor supplied components include motors, batteries, electronics, tires, brakes, chains, bearings and general hardware (fasteners). Many of our primary vendor parts come from the golf car industry, which is a larger industry than the electric cycle industry, so there are competitive suppliers of motors  and they generally require minimal lead times, which reduces our inventory requirements.

We purchase some of our vendor parts from Europe and Scandinavia, such as brakes and wheel rims from Formula in Italy, tires from Finland (Suomo), and our suspension components (forks and shocks) from Sweden (Ohlins). Because our customers are a niche of high-end motorcycle enthusiasts, it is important that we use branded components for their  familiarity within the industry, prestige and promotional value.

We also have designed what we call the iHybrid drive system; an electric / gasoline powered hybrid ATV (all terrain vehicle) with potential recreational and military applications. The iHybrid drive system can propel a rider and payload for up to 6 hours of quiet (less than 59 decibels), continuous travel. The iHybrid system features a gasoline consumption rate of less than 1/2 gallon per hour and reduced heat signature due to the higher overall efficiencies of the subsystems that comprise our iHybrid drive system. We intend to market new products that incorporate the iHybrid drive system to civilian, military and law enforcement markets in the US and in Europe.

Dependence on Customers

Our business is not materially dependant on one or a few major customers. We rely on direct sales to the end user primarily.

In September 2005, we signed an agreement with Nils Wiklund. The agreement provides that Mr. Wiklund will work with us to develop European and Australian distribution channels for our products. This will include assisting us in receiving favorable vendor agreements with European suppliers. The terms of the agreement are as follows: (i) we will provide Mr. Wiklund with our manufactured products at a cost of 40% above the true manufactured cost to us payable to us within 30 days after the products are shipped: (ii) upon the sale of the products, Mr. Wiklund shall provide us with an additional 10% of the gross profit from sales within 60 days after the sale of the products; (iii) we granted Mr. Wiklund the exclusive rights to our products in Europe, Australia and New Zealand. In addition, as compensation for this agreement, we agreed to issue Mr. Wiklund 6,560,000 shares of our common stock. Ely Schless, our principal shareholder, officer and director agreed to retire 6,560,000 shares of our common stock that he owns. These transactions occurred on December 18, 2005.

Potential Impact of State or Federal Regulations

Our products are intended for off-highway use, where there is no governing body that sanctions or qualifies products for the market. NHTSA (National Highway Transportation and Safety Administration) regulates only the importation of a “motor vehicle,” which is defined in the controlling statute (49 U.S.C. 30102) as “a vehicle driven or drawn by mechanical power and manufactured primarily for use on public streets, roads, and highways.” Vehicles (such as racing bikes, dirt bikes, or ATV’s) that are not “primarily manufactured for on-road use” do not qualify as motor vehicles and as such are not subject the FMVSS (Federal Motor Vehicle and Safety Standards).

In the future we may produce highway-use  vehicles that will need to meet federal D.O.T. standards. As we have not yet produced a prototype, we do not know if it will meet these standards. Additionally, in the event of numerous consumer complaints or actions against us, the Consumer  Products Safety Commission (CPSC) could intervene and restrict our business. Our products are intended for use only on private property which minimizes our legal exposure and further  mitigates the need for governmental approval of our product. The battery chargers that we provide with our product meet UL and CSA standards which are met by the manufacturer (Soneil of Canada).

In the case of our proposed new hybrid product, we have specified component suppliers that already have approvals from UL and CSA (for Canadian or European sales). Additionally, U.S. Forestry Service approved spark arrestors are specified for our hybrid generator system.

It is generally understood that electric or hybrid vehicles create lower exhaust emissions and use fuels more efficiently (in the case of a hybrid). Therefore, future and existing noise or pollution mandates could impact the market for our products.

Research and Development

Research and development, including tooling development, is an ongoing process that is mainly done during the winter month, which is considered off-season for our products. During fiscal 2004 we purchased R and D related materials and equipment totalling less than $7,500.00 and it comprised approximately 15% of our labor effort, in man-hours, or 4969.35 man-hours.. To date in fiscal 2005, we have spent less than $2,000 on R and D and do not expect further development costs until we begin production of our commercially available hybrid systems, whereupon we predict that approximately $40,000.00 will be needed to be invested in hybrid product research, for samples and testing purposes.

Cost of Compliance with Environmental Regulations

Environmental compliance requirements due to metal finishing processes are provided by our sub-vendor, Anodex in Medford, Oregon. Anodex performs metal finishing as per OSHA and EPA requirements. Thus, the cost is factored into our purchase price. Further, our in-house operations that are subject to environmental compliance are welding processes, which are subject to OSHA standards. There is currently no material cost associated with such compliance.

Full Time Employees

There are two full time employees only: Ely Schless serving in all operational and executive positions and Krista Johnson serving as secretary and office manager.

Products

The Blade T-6 2005

The Blade T-6 is our 2005 version of the original pure electric powered Blade cycle we first sold in 2001. The Blade allows its owner to enjoy high performance yet silent motoring. The Blade has been sold to enthusiasts both nationally and internationally in Germany, Sweden, Austria, Italy and United Kingdom. The Blade T-6 is sold with a 3-hour automatic battery charger or an optional 20 minute fast charger. The Blade T-6 retails for $7,499.00.

The Blade T-6 is our 2005 version of the original pure electric powered Blade cycle we first sold in 2001. The Blade allows its owner to enjoy high performance yet silent motoring. The Blade has been sold to enthusiasts both nationally and internationally in Germany, Sweden, Austria, Italy and United Kingdom. The Blade T-6 is sold with a 3-hour automatic battery charger or an optional 20 minute fast charger. The Blade T-6 retails for $7,499.00.

History Of Our Electric And Hybrid Vehicles

The following vehicles were designed and/or manufactured by Ely Schless as predecessors to the current Blade T-6 cycle line offered by us. Currently they are not offered for sale. The Blade T-6 2005 is the only product sold by us today. This section is provided for historical perspective only and shall not be deemed to be our current product line.

The Viento

The Viento is an electric-powered commuter cycle with a 50 mile range that was designed for The Electric Cycle Company.

The Moto-Pro

The world’s first production off-road electric cycle.115 pounds and 12 horsepower, manufactured and sold by Denali Cycles 1995 to 2001.

The Blade 2001-2004 ( 2004 shown)

First production electric motocross bike.

22 horsepower at 165 pounds, featuring 12” travel front and rear suspension.

The Denali VE

This is a prototype of a moderate performance (5,000 Watt) 50 mile range electric commuter cycle.

The Denali TorkAtak

The world’s first limited production electric observed trials competition bike, manufactured in 1997. Five Tork Ataks were made and sold.

ATV Hybrid Prototype

This vehicle was built as a proof of concept working prototype that showcases the potential of a hybrid all-terrain vehicle (ATV). Built in October 2004, it weighs 305 pounds, makes 18 horsepower, and runs for over 3 hours on one gallon of gasoline, at typical speeds of 10 to 20 mph in moderate to rough terrain. This product is currently not offered for sale.

Development

In addition to continuing to evolve our Blade product, we intend to expand into hybrid-powered products based on our inverter / hybrid (“iHybrid”) drive system technology that we have recently qualified as suitable for production vehicle applications. Development is underway for hunting and military platforms for our iHybrid ATV, with the goal of having pre-production test vehicles completed in 2005.

Additionally, we intend to introduce a commuter style scooter based on the iHybrid drive system.

Operations

Presently our operations entail manufacturing and direct sales of electric off-road vehicles. There is currently one production model, an off-highway use cycle called The Blade T-6, which is marketed via the Internet at http://www.electricmoto.com. In-house manufacturing operations include computer aided design and manufacturing (CAD/CAM), tube frame fabrication, plastic forming tools and parts, electrical harness fabrication and final assembly into a boxed shipping pallet.

Blades are produced in serial production runs of 20 to 25 units. Only 15 to 20% of manufactured vehicle cost is comprised of in-house manufactured components, so serial production of frames and plastic parts can be performed at minimal initial cost to us Production operations today consist primarily of labor performed or directed by Mr. Schless, utilizing tooling and equipment acquired from the 2004 business merger.

To further minimize the capital expenditure associated with manufacturing Blades, final assembly and purchasing of vendor produced components such as batteries, motors and electronic controls, are initiated only when a 50% deposit is received from a buyer. Our basic business model assumes that the retail price of the Blade is approximately twice our cost of manufacture, (excluding sales, general and accounting (S, G&A).

Marketing And Sales

Demand grows annually for environmentally responsible and more fuel efficient recreational vehicles.1

1 See http://www.detnews.com/2005/autosinsider/0505/30/A01-197580.htm (the increase in demand for fuel efficient cars is not directly proportionate to the increase in demand for the products of Electric Moto, however we feel the increased demand for fuel efficient automobiles reflects a growing trend in society of an increased demand for vehicles of all types, including recreational vehicles, that are fuel efficient.)

Noise abatement laws are being implemented on both state and local levels in addition to federal restrictions on noise pollution. As a result, more federal and state land areas have limited access for current mainstream gasoline recreational vehicles. Our Blade and proposed iHybrid vehicles provide a demonstrable valid alternative solution. We believe our products will become more attractive to consumers as gasoline prices rise or land use issues become more restrictive.

We intend to market our iHybrid vehicles to the military and for homeland security and law enforcement applications, in addition to recreational markets. We believe a vehicle that offers terrestrial stealth along with extended range may make our iHybrid ATV well suited to these applications. The ability to drive up to 6 hours using quiet (less than 60 decibels)generator assisted power, and being able to choose between silent electric or generator assisted operating modes could provide tactical advantages as well as safety in certain applications where noise or remote power capabilities are of concern.

Distribution

Previously, we have marketed our product directly to our customers using the internet as a primary sales tool. Currently no dealers carry our product. In order to fully penetrate the market we intend to establish a global network of distributors and dealers, with a six-month goal of 3 to 5 distributorships within the US and master distributorship for Europe. Each distributor will establish a network of retail dealers within his/her area. The master distributor for Europe will establish regional distributors who will then establish a retail dealer network.

In September 2005, we signed an agreement with Nils Wiklund. The agreement provides that Mr. Wiklund will work with us to develop European and Australian distribution channels for our products. This will include assisting us in receiving favorable vendor agreements with European suppliers. The terms of the agreement are as follows: (i) we will provide Mr. Wiklund with our manufactured products at a cost of 40% above the true manufactured cost to us payable to us within 30 days after the products are shipped: (ii) upon the sale of the products, Mr. Wiklund shall provide us with an additional 10% of the gross profit from sales within 60 days after the sale of the products; (iii) we granted Mr. Wiklund the exclusive rights to our products in Europe, Australia and New Zealand. In addition, as compensation for this agreement, we agreed to issue Mr. Wiklund 6,560,000 shares of our common stock. Ely Schless, our principal shareholder, officer and director agreed to retire 6,560,000 shares of our common stock that he owns. These transactiosn occurred on December 18, 2005.

Promotion

Information about the electric recreational vehicle industry is already available on the Internet and our products are represented on some of the sites addressing this new industry. Our presence is under the Electric Moto name as well as under the name “Denali Cycles”, (a previous dba of our President.) Our existing visibility in this emerging industry may help facilitate our goal to solicit new distributors and dealers.

Additional promotion will be implemented through national publications and newspaper stories as well as our participation in motocross, extreme sports and recreational industry trade shows. Upon completion of a commercial version of our iHybrid ATV for military and/or hunting, we will expand our promotion to those areas as well. We have an ongoing close relationship with “X Games” Gold medal winner Caleb Wyatt, who performed the world’s first 250cc motorcycle back flip stunt in free style competition. The X Games are a nationally televised competition on ESPN featuring such “extreme sports” as motocross. Caleb will be acting as our primary spokesperson to the extreme sports market. Caleb is excited about using our Blade in upcoming Moto-X events and exploiting its power and weight advantage to develop new stunts for exhibition. In addition to his endorsement, his use of the Blade at televised events such as “The X Games “ or similar events will bring an exciting and cost effective promotional benefit. We have no formal sponsorship agreement with Mr. Wyatt at this time, however we may formalize the relationship in the future. We also intend to recruit other spokespersons to represent our product to Homeland Security markets and to hunters.

Sales Strategy

We will employ a strategy of regional distributors and local dealers to most effectively build a sales network for our recreational products. Our intent is to target existing recreational vehicle dealers and solicit them to add our products to their existing lines. We intend on presenting them with the concept that offering vehicles that utilize a different fuel source could attract new customers and would not necessarily compete directly with existing products in their inventory. We intend to also present to them the theory that, with our products, they may also find they have an opportunity to create new sales within their existing customer base. Regional distributors will be chosen based upon their current dealer network infrastructure, their ability to penetrate their market and their reputation for providing superior dealer support for high quality products. In house staff will be responsible for recruiting distributors. This process will include attending various dealer or consumer / dealer trade events in the U.S.A. and Europe.

Competition

Although there are other electric cycle manufacturers, most focus on urban transportation and not off-road use. Accordingly, at this time, Electric Moto, with our Blade, has limited direct competition. Currently, we are aware of no companies offering serially produced (not custom) off-road cycles but have identified one company claiming to offer electric powered ATV’s. This company is called ZAP, located in Santa Rosa, California. As the industry grows, we expect that other companies, some of which are well funded, could enter the market. We believe, having established a ten year presence in the industry delivering quality products, we have created sufficient brand familiarity and reputation to remain competitive when that time comes. We expect more competition in the commuter market should it ever develop and will proceed in this market only when we feel we can be uniquely competitive technically, enough so as to capture a reasonable market share.

Initially, we will attempt to position ourselves competitively as a brand favored by enthusiasts and, as competition enters the market will attempt to compete with superior quality as compared to competing with lower prices. We doubt we will be able to compete in price with a larger company who has the ability to mass produce their products.

In the interim, we believe Electric Moto has a distinct advantage of brand acceptance and market exposure that could allow us to begin national distribution now and build our dealer network prior to the first serious competitor arriving on the scene.

Consulting Agreements

We have retained the consulting services of Noah Clark and Paul Giarmoleo in the areas of financial consulting, the identification and negotiation of mergers and acquisitions, and public relations. The term of the agreement is six (6) months. As compensation, we issued to Messrs. Clark and Girarmoleo Consultants a total of 4,000,000 shares of our common stock and 1,100,000 options, exercised on a cashless basis at $0.50. The options have a two year maturity date. Such shares are being registered pursuant to this registration statement.

As of May 1, 2004, we have retained the consulting services of Jeff Knepp, son of our director David Knepp. Jeff Knepp provides us, on a daily basis, with help in marketing, finances, office management and production/design. Jeff Knepp and us have orally agreed to have Mr. Knepp serve as a consultant for Electric Moto for an unspecified amount of time. In May 2004, Mr. Knepp received 500,000 shares of our common stock as compensation for his work as a consultant for us.

Brett Gober is a previous consultant of our company. He played an integral part in the design of our current product: The Blade. He was compensated in the form of common stock for services previously rendered. He is no longer under a consulting agreement with our company.

Nils Wiklund Agreement

In September 2005, we signed an agreement with Nils Wiklund. The agreement provides that Mr. Wiklund will work with us to develop European and Australian distribution channels for our products. This will include assisting us in receiving favorable vendor agreements with European suppliers. The terms of the agreement are as follows: (i) we will provide Mr. Wiklund with our manufactured products at a cost of 40% above the true manufactured cost to us payable to us within 30 days after the products are shipped: (ii) upon the sale of the products, Mr. Wiklund shall provide us with an additional 10% of the gross profit from sales within 60 days after the sale of the products; (iii) we granted Mr. Wiklund the exclusive rights to our products in Europe, Australia and New Zealand. In addition, as compensation for this agreement, we agreed to issue Mr. Wiklund 6,560,000 shares of our common stock. Ely Schless, our principal shareholder, officer and director agreed to retire 6,560,000 shares of our common stock that he owns. These transactiosn occurred on December 18, 2005.

Employees

As of May 1, 2006, we have 1 employees. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good.

Ely Schess is employed as our President, Secretary and principal operator.

DESCRIPTION OF PROPERTY

We lease approximately 640 square feet (with an additional option of 300 square feet) of office space at 3165 East Main Street, Ashland, Oregon. Our rent is $400 per month. Our principal executive, Ely Schless owns the building with Krista Johnson.

Mr. Schless, our principal executive officer, also uses 300 square feet of office space at 1348 Prospect Street, Ashland, Oregon. He also owns this building with Krista Johnson and leases the space to us for no charge.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding. We are not aware of any contemplated proceeding by a governmental authority. Also, no director, officer, or affiliate, any owner of record or beneficially of more than five percent of the outstanding common stock, or security holder, is a party to any proceeding in which he or she is a party adverse to us or has a material interest adverse to us.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name	Age	Position	Director Since

Ely Schless	50	Chairman, CEO, President, Principal Accounting Officer & Secretary	2004

Dennis L. Knepp	60	Treasurer, Principal Financial Officer and Director	2004

Set forth below is certain biographical information regarding our executive officers and directors:

ELY SCHLESS has been our President, Secretary and Chairman of the Board of Directors since April 2004. He recently became our principal accounting officer. From 2002 through 2004, Ely operated Ely Schless doing business as Electric Moto from 2002 through 2004. This business was based in Ashland, Oregon and was our predecessor business. Specifically, in March 2004, we purchased the assets of this business. Ely was responsible for planning, product design, marketing, verification and production of electric battery-powered cycles, in-house manufacturing of plastics and metal tooling, graphics, final assembly and shipping to the customer direct. From 2001 through 2002, he worked for The Electric Cycle Company based in Los Angeles, California. The Electric Cycle Company is the owner of Denali Cycles. He was the design and production director for the Viento Electric Commuter Cycle. He managed the vehicle design to comply with the Department of Transportation standards. From 1993 through 2001, he was a part owner of Denali Industries, Incorporated located in Ashland, Oregon. Denali manufactured electric cycles. He was responsible for the planning, product design, marketing, verification and production of electric-battery powered cycles. He was also responsible for in-house manufacturing of plastics and metal tooling, graphics, final assembly and shipping to the customer direct. He also provided authoring and hosting of web-based marketing materials, magazine art and promotional brochures. He is a member of the Screen Actors Guild/AFTRA; I.A.T.S.E. Local 44 Propmaker’s Union; has his FAA Certified Airframe and Powerplant Mechanic’s license; and his American Motorcyclist Association Expert Superbike License. In accordance with the definition of Section 405 of Regulation C of the Securities Act of 1933, Mr. Schless is considered a Promoter of Electric Moto..

DENNIS L.KNEPP has been our Treasurer and Director since 2004. From 1984 to the present, he has been employed by Mission Research Corporation based in Monterey, California. Mission Research Corporation is a research and development company providing its customers with technical expertise as well as direct, affordable access to the Nation’s top research scientists and engineers. His present position is Division Leader, Communications and Radar Systems Sector. His responsibilities include marketing, corporate planning, project leadership, original research on EM propagation through random media, communication and radar systems performance under disturbed propagation conditions, and the mitigation of the effects of propagation disturbances on communications and radar systems. Dr. Knepp is an IEEE Fellow (The Institute of Electrical and Electronics Engineers) and a member of URSI (International Union of Radio Science) Commissions B and G. In 1967, he received his Bachelor of Science in Electrical Engineering from Johns Hopkins University; in 1968, his Masters of Science in Electrical Engineering from the University of Pennsylvania and in 1971, his PH. D. in Electrical Engineering from the University of Pennsylvania

The promoters of Electric Moto were Eli Schless, Gary Kihs, Joel R. Shine, Timothy Miles and J. Wilton Graves II.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2005, 2004 and 2003:

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options
Ely Schless (1)	2005	$22,000 (2)	-0-	-0-	-0-	-0-
President and Secretary	2004	$28,000(3)	-0-	-0-	-0-	-0-
	2003	$0	-0-	-0-	-0-	-0-

Dennis L. Knepp (2)	2005	$0	-0-	-0-	-0-	-0-
	2004	$0	-0-	-0-	-0-	-0-

(1)	Mr. Schless commenced work for us in April 2004. His salary is $4,000 per month.

(2)

For the year ended December 31, 2005, Mr. Schless orally agreed to receive $2,000 per month of his monthly salary and to defer an additional amount of $2,000 per month for future payment. Thus, during this period, Mr. Schless received an aggregate amount of $22,000 and accrued $26,000 in salary payable. Such deferred salary will be paid when the Company is able to do so.

(3)

During the period of April 2004 through August 2004, Mr. Schless received monthly salary of $4,000 per month thus receiving an aggregate amount of $20,000 during this period. For the period of September 2004 through December 2004, Mr. Schless orally agreed to receive $2,000 per month. During this period, he received an aggregate amount of $8,000. Thus, as of December 31, 2004, Mr. Schless received a total of $28,000 in salary.

(4)	Mr. Knepp has not received any salary since becoming our Treasurer in April 2004.

Option Grants Table

The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal 2005.

Options Grants In Last Fiscal Year

(Individual Grants)

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in last fiscal year	Exercise or base Price ($/Share)	Expiration Date

Ely Schless	-0-	N/A	N/A	N/A
Dennis L. Knepp	-0-	N/A	N/A	N/A

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal 2005 and held as of December 31, 2005, by the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

Name	Shares acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year- End($)(1) Exercisable/ Unexercisable

Ely Schless	-0-	N/A	-0-	-0-
Dennis L. Knepp	-0-	N/A	-0-	-0-

Employment Contracts

We have a two-year agreement with Mr. Schless to act as our President, Chief Executive Officer and Treasurer on a full-time basis. The agreement commenced on April 1, 2004. His annual base salary is $48,000. The written agreement simply states the salary, position and term. We have attached this document as an exhibit to this registration statement.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity, and we have not, to date, set any fees or compensation for the directors. .

Stock Option and Stock Issuance Plans

We do not have stock option or stock issuance plans.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of May 1, 2006, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Ely Schless	13,440,000 (5)	35.13%
1348 Prospect Street

Dennis L. Knepp	660,000	1.73%
2 White Tail Lane
Monterey, California 93940

Noah Clark (3)	2,550,000	6.66%
4225 New Forest Drive
Plano, Texas 75093

Paul Giarmoleo (3)	2,550,000	6.66%
4225 New Forest Drive
Plano, Texas 75093

Natural Ventures (4)	3,000,000	7.84%
Road Town
Tortola, British Virgin Islands

Kenneth Bornstein	2,400,000	6.27%
305 S. Sepulveda
Manhattan Beach, CA 90266

Nils Wiklund	6,560,000 (6)	17.15%
Lidnersplan 2, 6tr S-112 53 Stockholm Sweden

Executive Officers and Directors as a Group (2 Persons)	14,100,000	36.85%

(1)

All of the persons are believed to have sole voting and investment power over the shares of common stock listed or share voting and investment power with his or her spouse, except as otherwise provided. The amounts listed in this column represent the total amount of (i) shares currently held by each shareholder; and, (ii) shares issuable pursuant to the exercise of options held by such shareholder.

(2)

This percentage is based on 38,260,000 shares outstanding as of May 1, 2006 that consists of 5,460,000 options to purchase shares of our common stock and 32,800,000 shares of common stock issued and outstanding.

(3)

Messrs. Clark and Giralomeo have a consulting agreement with us. They each also own 550,000 options to purchase shares of our common stock. The shares underlying the options are being registered in this registration statement. The options were issued on January 17, 2005 and expire 24 months after such time. The exercise price is $.03 per share.

(4)

Harmodio Herredia has control of Natural Ventures. Natural Ventures also owns 500,000 options to purchase shares of our common stock. The shares underlying the options are being registered in this registration statement. The options were issued on October 24, 2004 and expire 18 months after such time. The exercise price is $.03 per share.

(5)	On December 18, 2005, Mr. Schless tendered his 6,560,000 shares of our common stock to us. Such shares were retired.
(6)	On December 18, 2005, Mr. Wiklund was issued 6,560,000 shares based on his agreement with us.

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the total of 11,960,000 shares of our common stock and 5,460,000 shares of our common stock issuable in connection with their conversion of our options.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of May 1, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders. Other than what has been disclosed in the footnotes to the following table, no selling stockholder has had a material position, office or relationship with our company within the last three years.

Except for Jeff Knepp, none of the selling stockholders are broker-dealers or affiliates of broker-dealers. Jeff Knepp is a registered NASD representative and a broker at Westminster Securities based in New York, New York. Although Mr. Knepp possesses a Series 7 stock brokers license, Mr. Knepp does not have expertise in matters of corporate finance and stock promotion and will not participate directly or indirectly in, or provide advice or services with respect to, stock promotion, corporate finance, stock distribution, market making, or stock sales. Mr. Knepp was asked to consult with us because of his experience in motorcycle sales and because he has been a motorcycle enthusiast for over twenty years. Based on those factors, we retained Mr. Knepp to provide guidance in matters relating to our products such as marketing, promotion, design, and sales. Mr. Knepp also lends his expertise on managerial and operational decisions. Further, Mr. Knepp has acquired the shares for his own account, for investment purposes, and not with a view to resell or distribute such shares.

Name of selling stockholder	Shares of common stock owned prior to the offering	Percent of common shares owned prior to the offering(1)	Shares of common stock to be sold in the offering (1)	Number of shares owned after the offering(1)	Percent of shares owned after offering(1)

Abbie Zands/35216 Yukon Inc. (2)	1,800,000	4.70%	1,800,000	0	0
Thomas and Joan Bass	10,000	*	10,000	0	0
Dale and Karen Benson	10,000	*	10,000	0	0
Kenneth Bornstein(3)	2,400,000	6.27%	2,400,000	0	0
Noah Clark(4)	2,550,000	6.66%	2,550,000	0	0
Dean Cummings	10,000	*	10,000	0	0
Lincoln and Moria Fong	10,000	*	10,000	0	0
Kazu Fujita	10,000	*	10,000	0	0
Thomas W. Geise	10,000	*	10,000	0	0
Paul Giarmoleo (4)	2,550,000	6.66%	2,550,000	0	0
Brett Gober	1,000,000	2.61%	1,000,000	0	0
Patrich Gundlach	10,000	*	10,000	0	0
Subrina Hamasaki	10,000	*	10,000	0	0
Robert and Susanna Ichikawa	10,000	*	10,000	0	0
Gary Kihs(11)	40,000	*	40,000	0	0
Jeff Knepp (5)	1,650,000	4.31%	1,650,000	0	0
Christopher Lachman	10,000	*	10,000	0	0
Mary Ann Lang	10,000	*	10,000	0	0
Marquis Investment Corporation (6)	300,000	*	300,000	0	0
Christopher Miles(11)	1,000,000	2.61%	1,000,000	0	0
Margot Miles	450,000	1.18%	450,000	0	0
Brian and Joanne Murphy	10,000	*	10,000	0	0
Jack and Una Nakamura	10,000	*	10,000	0	0
Natural Venture (7)	3,000,000	7.84%	3,000,000	0	0
John Polli, Jr	10,000	*	10,000	0	0
John, Sr. and Judith Polli (8)	420,000	1.10%	420,000	0	0
James Potter	10,000	*	10,000	0	0
Fred N. Quadros	10,000	*	10,000	0	0
Kevin J. Robinson	10,000	*	10,000	0	0
Gary and Bonnie See	10,000	*	10,000	0	0
Curtis Spackman and Lorie Tatsugawa	10,000	*	10,000	0	0
Kevin Tatsugawa	10,000	*	10,000	0	0
Lorie Tatsugawa	10,000	*	10,000	0	0
Mits Tatsugawa Trust (9)	10,000	*	10,000	0	0
Raymond S. Uno	10,000	*	10,000	0	0
Robert Watson III	10,000	*	10,000	0	0
Johnny Wong Trust (10)	10,000	*	10,000	0	0
James Yanai	10,000	*	10,000	0	0

* - Less than 1%

(1) The percentage of shares owned prior to, and after, the offering is based on 32,800,000 shares plus 5,460,000 shares of our common stock issuable in connection with the conversion of our options or an aggregate of 38,260,000 shares of our common stock as of May 1, 2006.

(2) Abbie Zands has control over and makes investment decisions for, 35216 Yukon Inc. The 1,800,000 shares being registered represents 200,000 shares issued to 35216 Yukon, Inc., 400,000 shares issued to Abbie Zands and 1,200,000 options convertible into shares of our common stock issued to Abbie Zands.

(3) Kenneth Bornstein also owns 1,800,000 options to purchase shares of our common stock. The shares of common stock underlying the options are being registered herein.

(4) Noah Clark and Paul Giarmoleo each also own 550,000 options to purchase shares of our common stock. The shares of common stock underlying the options are being registered herein. Messrs. Clark and Giarmoleo were retained by us in a contractual manner to offer financial and business planning consultation services.

(5) Jeff Knepp also owns 500,000 options to purchase shares of our common stock. The shares of common stock underlying the options are being registered herein. We have retained Jeff’s services through an oral consulting agreement. Jeff Knepp is also a registered NASD representative and a broker at Westminster Securities based in New York, New York. Mr. Knepp has received his shares in the ordinary course of business and upon receipt, Mr. Knepp had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(6) Laura Mouck has control over, and makes investment decisions for, Marquis Investment Corporation.

(7) Harmodio Herredia is a representative of, and makes investment decisions for, Natural Venture. Natural Venture also owns 500,000 options to purchase shares of our common stock. The shares of common stock underlying the options are being registered herein.

(8) John Sr. and Judith Polli also own 360,000 options to purchase shares of our common stock. The shares of common stock underlying the options are being registered herein.

(9) Mitsuo Tatsugawa and Elizabeth Tatsugawa have control over and make investment decisions for, the Mits Tatsugawa Trust.

(10) Johnny Wong and Barbara Wong have control over and make investment decisions for the Johnny Wong Trust.

(11) Timothy Miles was previously our President. Gary Kihs was previously our director.

PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered.

The selling security holders’ shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at the registered price of $.03 if no market for the securities exists at the time of sale and until our shares of common stock are quoted on the OTC Bulletin Board. Thereafter, the selling security holders may sell at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

* ordinary brokers transactions, which may include long or short sales,

* transactions involving cross or block trades on any securities or market where our common stock is trading,

* purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

* through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

* any combination of the foregoing

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

If necessary due to a transfer of shares from the persons listed in this registration statement as selling shareholders to a third party, we will file a supplement to this prospectus pursuant to Rule 424(b) of Regulation C.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease approximately 640 square feet (with an additional option of 300 square feet) of office space at 3165 East Main Street, Ashland, Oregon. Our rent is $400 per month. Our principal executive, Ely Schless owns the building with Krista Johnson.

Mr. Schless, our principal executive officer, also uses 300 square feet of office space at 1348 Prospect Street, Ashland, Oregon. He also owns this building with Krista Johnson and leases the space to us for no charge.

Jeff Knepp, the son of Dennis Knepp, our director, is a consultant to us and has been issued 500,000 options to purchase shares of our common stock at $.50 per share. Jeff Knepp is also a registered NASD representative and a broker at Westminster Securities of New York, New York. Although Mr. Knepp possesses a Series 7 stock brokers license, Mr. Knepp does not have expertise in matters of corporate finance and stock promotion and will not participate directly or indirectly in, or provide advice or services with respect to, stock promotion, corporate finance, stock distribution, market making, or stock sales. Mr. Knepp was asked to consult with us because of his experience in motorcycle sales and because he has been a motorcycle enthusiast for over twenty years. Based on those factors, we retained Mr. Knepp to provide guidance in matters relating to our products such as marketing, promotion, design, and sales. Mr. Knepp also lends his expertise on managerial and operational decisions. Further, Mr. Knepp has acquired the shares for his own account, for investment purposes, and not with a view to resell or distribute such shares. We have retained his services on the basis of an oral agreement between himself and Ely Schless.

The terms of all of the transactions entered into with Mr. Schless and the other related parties are the same as we would have negotiated with an outside party.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 50,000,000 shares of $.001 par value common stock. At May 1, 2006, we had 32,800,000 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are not authorized to issue preferred stock.

Options

We have 7,560,000 options outstanding. 1,600,000 are exercisable at $.50 per share, 1,820,000 are exercisable at $.25 per share, 1,820,000 are exercisable at $.25 per share, 2,320,000 are exercisable at $.05 per share.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years, there have been no disagreements with Stark, Winter, Schenkein & Co., LLP, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

TRANSFER AGENT

Our transfer agent is Interwest Transfer Company, Inc. They are located at 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117. Their telephone number is (801) 272-9294.

EXPERTS

The financial statements included in this prospectus have been audited by Stark, Winter, Schenkein & Co., LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Electric Moto Corporation

We have audited the accompanying balance sheet of Electric Moto Corporation as of December 31, 2005, and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2004 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electric Moto Corporation as of December 31, 2005, and results of its operations and its cash flows for the years ended December 31, 2004 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered a loss from operations does not have sufficient working capital to fund its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark Winter Schenkein & Co., LLP

Denver, Colorado

February 17, 2006

Balance Sheet
December 31, 2005

ASSETS

Current assets:
Cash	$2,996
Inventories	4,018
Other current assets	758
Total current assets	7,772

Property and equipment, net	2,957
$10,729

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$25,505
Accounts payable and accrued expenses - affiliate	27,920
Total current liabilities	53,425

Stockholders’ deficit:
Common stock, $.001 par value
50,000,000 shares authorized,
32,800,000 shares issued and outstanding	32,800
Additional paid-in capital	747,382
Accumulated deficit	(822,878)
(42,696)
$10,729

See accompanying notes to financial statements.

Electric Moto Corporation
Statements of Operations
Years Ended December 31, 2004 and 2005

	2004	2005

Sales	$68,225	$79,551
Cost of sales	46,228	38,956
Gross margin	21,997	40,595

Other costs and expenses:
Non cash stock compensation -
selling, general and administrative	285,360	396,800
Selling, general and administrative	105,642	119,785
	391,002	516,585

Net (loss)	$(369,005)	$(475,990)

Per share information:
Basic and diluted (loss)
per common share	$(0.01)	$(0.01)

Weighted average shares outstanding	27,208,740	32,431,178

See accompanying notes to financial statements.

Electric Moto Corporation
Statement of Changes in Stockholders’ Deficit
For the Years Ended December 31, 2004 and 2005

			Additional
	Common	Stock	Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance December 31, 2003	20,000,000	$20,000	$9,000	$(37,289)	$(8,289)

Reclassification of deficit of proprietorship	-	-	(59,406)	59,406	-
Shares issued for net assets of
Dorado Capital Ventures, Inc.	5,150,000	5,150	79,808	-	84,958
Shares issued for cash	1,210,000	1,210	42,260	-	43,470
Shares issued for services	2,260,000	2,260	283,100	-	285,360
Net (loss) for the year ended
December 31, 2004	-	-	-	(369,005)	(369,005)
Balance December 31, 2004	28,620,000	28,620	354,762	(346,888)	36,494

Return and cancellation of officer’s shares	(6,560,000)	(6,560)	6,560	-	-
Shares issued for services	10,560,000	10,560	386,240		396,800
Correction of previous share issuance	180,000	180	(180)	-	-
Net (loss) for the year ended
December 31, 2005	-	-	-	(475,990)	(475,990)
Balance December 31, 2005	32,800,000	$32,800	$747,382	$(822,878)	$(42,696)

See accompanying notes to financial statements.

Electric Moto Corporation
Statements of Cash Flows
Years Ended December 31, 2004 and 2005

	2004	2005

Cash flows from operating activities:
Net (loss)	$(369,005)	$(475,990)
Adjustments to reconcile net (loss) to net
cash (used in) by operating activities:
Stock issued for services	285,360	396,800
Changes in assets and liabilities:
Inventory	(10,202)	7,556
Other current assets	-	(758)
Accounts payable and accrued expenses - affiliates	-	26,000
Accounts payable and accrued expenses	(5,150)	24,440
Total adjustments	270,008	454,038
Net cash (used in)
operating activities	(98,997)	(21,952)

Cash flows from investing activities:
Purchase of property and equipment	-	(2,957)
Net cash (used in)
investing activities	-	(2,957)

Cash flows from financing activities:
Common stock sold for cash	128,428	-
Loans from related parties	-	1,920
Repayment of loans from related parties	(7,142)	-
Net cash provided by
financing activities	121,286	1,920

Increase (decrease) in cash	22,289	(22,989)
Cash and cash equivalents,
beginning of year	3,696	25,985
Cash and cash equivalents,
end of year	$25,985	$2,996

Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

See accompanying notes to financial statements.

Electric Moto Corporation

Notes to Financial Statements

December 31, 2005

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on Mach 7, 2000, in the State of Nevada under the name Dorado Capital Ventures, Inc. (Dorado). The Company was classified as a blank check company until April 8, 2004, at which date it completed an asset purchase agreement with a sole proprietorship doing business as Electric Moto. The Company changed its name to Electric Moto Corporation contemporaneous with the merger. The Company is engaged the business of design, manufacture and sale of electric motor powered off-road motorbikes. The accompanying financial statements include the accounts of Electric Moto Corporation/Electric Moto for the years ended December 31, 2004 and 2005. Dorado had no significant operations prior to the merger date (see Note 2.).

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered and title passes. Provision for sales returns will be estimated based on the Company’s historical return experience. Revenue is presented net of returns.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectability, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

Inventories

Inventories at December 31, 2005, consist of purchased components and miscellaneous parts required to assemble the Company’s product. The motorbikes are assembled when an order is received. Inventory is carried at the lower of cost or market on a first-in first-out basis.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major improvements and additions are added to the property and equipment accounts while replacements, maintenance and repairs, which do not extend the life of the assets, are expensed. Property and equipment is depreciated over the estimated useful life of 5 years commencing in January 2006.

Electric Moto Corporation

Notes to Financial Statements

December 31, 2005

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, “Earnings per Share.” Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.” Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

The Company follows SFAS 109 “Accounting for Income Taxes” for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Electric Moto Corporation

Notes to Financial Statements

December 31, 2005

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, “Accounting for Stock-Based Compensation.” The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, “Accounting for Stock Issued to Employees” (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets and goodwill in accordance with the provisions of SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and SFAS 142, “Goodwill and Other Intangible Assets” SFAS 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. SFAS 142 requires annual tests for impairment of goodwill and intangible assets that have indefinite useful lives and interim tests when an event has occurred that more likely than not has reduced the fair value of such assets.

Advertising

Advertising expenses are charged to expense upon first showing. Amounts charged to expense were $2,311 and $1,209 for the years ended December 31, 2004 and 2005.

Selling, General and Administrative Expenses

The components of selling, general and administrative expenses are as follows:

	2004	2005
Professional fees	$37,360	$32,292
Salaries and related	33,285	48,000
Other	34,997	39,493
	$105,642	$119,785

Electric Moto Corporation

Notes to Financial Statements

December 31, 2005

Recent Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151 “Inventory Costs”. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending in 2005. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 153 “Exchanges of Non monetary Assets - an amendment of APB Opinion No. 29”. This Statement amended APB Opinion 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company’s financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending in 2006. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC’s view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123(R)’s implementation challenges for registrants and enhance the information investors receive.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term ‘conditional asset retirement obligation’ as used in SFAS 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The Company does not believe that FIN 47 will have a material impact on its financial position or results from operations.

Electric Moto Corporation

Notes to Financial Statements

December 31, 2005

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods’ financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

Note 2. Merger Agreement

Effective April 8, 2004 the Company (Dorado) entered into an asset purchase agreement with Ely Schless dba Electric Moto, a sole proprietorship whereby Dorado purchased the assets and assumed the liabilities of Electric Moto in exchange for 20,000,000 shares of Dorado. Subsequent to the issuance of these common shares the proprietor of Electric Moto owns approximately 80% of the issued and outstanding shares of the Dorado. The transaction was accounted for as a recapitalization of the Dorado and the issuance of common shares of Electric Moto Corporation for the net assets of Dorado of $84,958 which consisted of cash. Therefore, Dorado’s historical accumulated deficit from inception to April 8, 2004, in the amount of $2,157,540, was eliminated against its additional paid-in capital, and the financial statements presented prospectively will be those of Electric Moto Corporation\Electric Moto adjusted for the shares issued pursuant to the recapitalization which consisted of 5,150,000 common shares. No goodwill or other intangible asset was recorded as a result of the transaction. Prior to the recapitalization, Dorado had 16,010,000 common shares outstanding, of which 10,860,000 shares held by directors of Dorado were returned to the Company and retired.

Under generally accepted accounting principles for reverse acquisition transactions, the shares outstanding of the “blank check” company are considered to be newly issued shares by the ongoing enterprise, having a value based upon the net assets transferred. The shares issuable pursuant to the asset purchase agreement are considered to be the existing capital of the surviving company at the agreement date.

Dorado had no significant business activities prior to the acquisition date. Following the recapitalization, the business conducted by the Company is the business conducted by Electric Moto prior to the recapitalization.

Note 3. STOCKHOLDERS’ DEFICIT

During November 2004, the Company sold an aggregate of 1,210,000 shares of its common stock to unrelated investors for cash at between $.03 and $.05 per share and received gross proceeds from the sale amounting to $43,470. In conjunction with the offering the Company issued an aggregate of 2,320,000 options exercisable at $.05 per share for a period of 18 months from the issue date of the shares, 1,820,000 options exercisable at $.15 per share for a period of 18 months from the issue date of the shares and 1,820,000 options exercisable at $.25 per share for a period of 18 months from the issue date of the shares.

During 2004 the Company issued 2,260,000 shares of common stock to affiliates for services valued at $285,360, which approximates the fair market value of the common shares issued based upon the price paid previously by cash investors.

During January 2005 the Company entered into a consulting agreement for a six month period. The Company agreed to compensate the consultants with 4,000,000 shares of common stock

Electric Moto Corporation

Notes to Financial Statements

December 31, 2005

with a fair value $200,000 and 1,100,000 options to purchase shares of common stock at an exercise price of $.50 per share for a period of 2 years. The fair value of the shares was charged to operations during the year.

During March 2005 the Company issued 180,000 shares of common stock to correct certain issuances made during 2004.

During December 2005 the Company’s majority shareholder returned 6,560,000 shares of common stock to the Company for no consideration and cancellation.

During December 2005 the Company issued 6,560,000 shares of common stock for services to a distributor valued at their fair market value of $196,800. The fair value of these shares was charged to operations during the year.

During October 2004 the Company issued options to purchase 500,000 shares of common stock at $.05 per share for a period of 2 years to an entity. During January 2005 the Company issued options to purchase 1,100,000 shares of common stock at $.50 per shares for a period of 2 years to individuals pursuant to consulting contracts. Compensation costs charged to operations aggregated $0 for the years ended December 31, 2004 and 2005.

SFAS 123 requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company’s stock option plans had been determined in accordance with the fair value based method prescribed in SFAS 123. The fair value of the option grants is estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants during the year ended December 31, 2004: expected life of options of 2 years, expected volatility of 0%, risk-free interest rate of 3% and no dividend yield and the year ended December 31, 2005: expected life of options of 2 years, expected volatility of 0%, risk-free interest rate of 4% and no dividend yield. The weighted average fair value at the date of grant for options granted during the years ended December 31, 2004 and 2005, approximated $0.00 per option. These results may not be representative of those to be expected in future years.

Under the provisions of SFAS 123, the Company’s net income (loss) and earnings (loss) per share would not have changed materially:

A summary of stock option activity is as follows:

	Number Of shares	Weighted Average Exercise price	Weighted Average Fair value

Balance at
December 31, 2003	-
Granted	6,460,000	$.16	$.16
Exercised/Forfeited	-
Balance at
December 31, 2004	6,460,000	$.16	$.16
Granted	1,100,000	$.50	$.50
Exercised/Forfeited	-

Electric Moto Corporation

Notes to Financial Statements

December 31, 2005

Balance at
December 31, 2005	7,560,000	$.21	$.21

The following table summarizes information about fixed-price stock options at December 31, 2005:

Exercise Prices	Weighted Average Number Outstanding	Outstanding Weighted Average Contractual Life	Weighted Average Exercise Price

$.05	2,320,000	0.5 years	$.05
$.10	1,820,000	0.5 years	$.10
$.25	1,820,000	0.5 years	$.25
$.50	1,600,000	1.0 years	$.50
	7,560,000

All options are vested and exercisable.

The Company has agreed to file a Form SB-2 Registration statement covering all outstanding shares and options as of the date of these financial statements excluding shares held by officers or directors.

Note 4. INCOME TAXES

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes”, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

Income tax provision at
the federal statutory rate	34%
Effect of operating losses	(34)%
-

Prior to April 8, 2004, the operations of the Company were included in the personal tax return of the owner. Accumulated losses from the operation through that date amounted to $59,406 and have been reclassified as a reduction of the accumulated deficit and additional paid-in capital.

Electric Moto Corporation

Notes to Financial Statements

December 31, 2005

As of December 31, 2005, the Company has a net operating loss carryforward of approximately $141,000. This loss will be available to offset future taxable income. If not used, this carryforward will expire in 2025. The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2005, and the valuation allowance increased by approximately $27,000 during the year ended December 31, 2005. The principal difference between the Company’s book operating losses and income tax operating losses results from charges to income related to the issuance of common stock for services during 2004 and 2005 of $285,360 and $396,800.

Note 5. BASIS OF REPORTING

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a losses from operations during the years ended December 31, 2004 and 2005, amounting to $369,005 and $475,990 and working capital and stockholders’ deficits of $45,653 and $42,696 at December 31, 2005.

The Company’s ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 6. COMMITMENTS

The Company has entered into a two year employment agreement with its president at an annual salary of $48,000 commencing in April 2004.

The Company rents its office facilities from a related party on a month to month basis at a monthly rental of $400.

In September 2005, the Company signed an agreement with Nils Wiklund. The agreement provides that Mr. Wiklund will develop European and Australian distribution channels for our products. This will include assisting with vendor agreements with European suppliers. The terms of the agreement are as follows: (i) we will provide Mr. Wiklund with our manufactured products at a cost of 40% above the true manufactured cost to us payable to us within 30 days after the products are shipped: (ii) upon the sale of the products, Mr. Wiklund shall provide us with an additional 10% of the gross profit from sales within 60 days after the sale of the products; (iii) we granted Mr. Wiklund the exclusive rights to our products in Europe, Australia and New Zealand. In addition, as compensation for this agreement, we agreed to issue Mr. Wiklund 6,560,000 shares of our common stock. Our principal shareholder, officer and director agreed to retire 6,560,000 shares of our common stock that he owns. These transactions occurred on December 18, 2005.

Note 7. CONCENTRATIONS

The Company recorded sales to two customers aggregating $55,187 (to a foreign customer) and $8,175 or 69% and 10% of sales volume in 2005.

ELECTRIC MOTO CORPORATION

11,960,000 Selling Security Holder Shares of Common Stock

5,460,000 Shares of Common Stock Issuable in Connection With Conversion of Options

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee	$51.50
Legal fees and expenses (1)	$25,000.00
Accounting fees and expenses (1)	$20,000.00
Miscellaneous and Printing fees(1)	$4,948.50
Total (1)	$50,000.00

(1) Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On April 1, 2004, we issued 1,000,000 shares of our restricted common stock to Natural Ventures for cash consideration of $50,000. The issuance was valued at $.05 per share or $50,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Natural Ventures was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Natural Ventures had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 1, 2004, we issued 400,000 shares of our restricted common stock to Abbie Zands for cash consideration of $20,000. The issuance was valued at $.05 per share or $20,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Abbie Zands was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Abbie Zands had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 1, 2004, we issued 300,000 shares of our restricted common stock to Kenneth Bornstein for cash consideration of $15,000. The issuance was valued at $.05 per share or $15,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Kenneth Bornstein was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Kenneth Bornstein had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 8, 2004, we issued 20,000,000 shares of our restricted common stock to Ely Schless pursuant to an asset purchase agreement with us. The issuance was valued at $.001 per share or $29,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ely Schless was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ely Schless had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 29, 2004, we issued 1,000,000 shares of our restricted common stock to Brett Gober for consulting services rendered in the design of our product, “The Blade”. The issuance was valued at $.15 per share or $150,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Brett Gober was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Brett Gober had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 29, 2004, we issued 600,000 shares of our restricted common stock to Jeff Knepp for consulting services rendered to us for marketing and general business consulting. The issuance was valued at $.15 per share or $90,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Jeff Knepp was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Jeff Knepp had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. Jeff Knepp is also a registered NASD representative and a broker at Westminster Securities of New York, New York.

On May 29, 2004, we issued 300,000 shares of our restricted common stock to Dennis Knepp for consulting services rendered. The issuance was valued at $.15 per share or $45,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Dennis Knepp was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Dennis Knepp had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 29, 2004, we issued 350,000 shares of our restricted common stock to Margot Miles in order to correct a shortfall in a previous issue to Ms. Miles. The prior issue was given as compensation for Ms. Miles’ service as a former director of our company. The issuance was valued at $.001 per share or $350, the same value attributed to the shares given in the prior issue. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Margot Miles was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition Margot Miles had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 29, 2004, we issued 10,000 shares of our restricted common stock to Christopher Miles’ in order to correct a shortfall in a previous issue to Mr. Miles. The prior issue was given as compensation for Mr. Miles service as a former director of our company. The issuance was valued at $.001 per share or $10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Christopher Miles was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Christopher Miles had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 2, 2004, we issued 350,000 shares of our restricted common stock to Dennis Knepp for cash consideration of $10,500. The issuance was valued at $.03 per share or $10,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Dennis Knepp was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Dennis Knepp had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 2, 2004, we issued 300,000 shares of our restricted common stock to Marquis Investment Corporation for cash consideration of $12,000. The issuance was valued at $.03 per share or $12,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Marquis Investment Corporation was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Marquis Investment Corporation had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. Based on the $.03 offering price, we owe Marquis Investment Corporation an additional 200,000 shares of our restricted common stock. The shares shall be issued after the initial filing of this registration statement.

On November 5, 2004, we issued 60,000 shares of our restricted common stock to John, Sr. and Judith Polli for cash consideration of $3,000. The issuance was valued at $.03 per share or $2,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. John, Sr. and Judith Polli were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, John, Sr. and Judith Polli had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. Based on the $.03 offering price, we owe the Pollis an additional 40,000 shares of our restricted common stock. The shares shall be issued after the initial filing of this registration statement.

On November 6, 2004, we issued 200,000 shares of our restricted common stock to 35216 Yukon Inc. for cash consideration of $6,000. The issuance was valued at $.03 per share or $6,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. 35216 Yukon Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, 35216 Yukon Inc. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 16, 2004, we issued 300,000 shares of our restricted common stock to Kenneth Bornstein for cash consideration of $9,000. The issuance was valued at $.03 per share or $9,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Kenneth Bornstein was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Kenneth Bornstein had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 18, 2005, we issued 2,000,000 shares of our restricted common stock to Noah Clark for consulting services rendered to us in the areas of financial consulting, the identification and negotiation of mergers and acquisitions and public relations. The issuance was valued at $.03 per share or $60,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Noah Clark was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Noah Clark had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 18, 2005, we issued 2,000,000 shares of our restricted common stock to Paul Giarmoleo for consulting services rendered to us in the areas of financial consulting, the identification and negotiation of mergers and acquisitions and public relations. The issuance was valued at $.03 per share or $60,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Paul Giarmoleo was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Paul Giarmoleo had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 5, 2005, we issued 150,000 shares of our restricted common stock to Marquis Investment Corporation for cash consideration of $4,500. The issuance was valued at $.03 per share or $4,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Marquis Investment Corporation was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Marquis Investment Corporation had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 5, 2005, we issued 30,000 shares of our restricted common stock to John, Sr. and Judith Polli for cash consideration of $900. The issuance was valued at $.03 per share or $900. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. John, Sr. and Judith Polli were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, John, Sr. and Judith Polli had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during this issuance. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 18, 2005, we issued 6,560,000 shares of our restricted common stock to Nils Wiklund based on his agreement with us to be our distributor. The issuance was valued at $.03 per share or $196,800. Our shares were issued in reliance on the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933. The sale of such securities was made in an offshore transaction. In addition, neither we, nor a distributor, nor any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States. No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person. Mr. Wiklund certified that he was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person. Also, Mr. Wiklund agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act. The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration and that hedging transactions involving those securities may not be conducted unless in compliance with the Act. We are required, either by contract or a provision in our bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. No general advertising or public solicitation occurred during these issuances. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT	DESCRIPTION

3.	Certificate of Incorporation and amendments (1)
3.2	By-Laws (1)
5.1	Opinion and Consent of Anslow & Jaclin, LLP
10.1	Asset Purchase Agreement with Ely Schless dated March 27, 2004 (1)
10.2	Consulting Agreement with Noah Clark and Paul Giarmoleo (1)
10.3	Employment Agreement for Ely Schless (1)
10.4	Terms of Oral Agreement with Jeff Knepp
10.5	Partnership Agreement with Nils Wiklund
10.6	Amendment to Partnership Agreement with Nils Wiklund
21.1	Subsidiaries (2)
23.1	Consent of Stark, Winter, Schenkein & Co., LLP independent auditors
24.1	Power of Attorney (included on signature page of Registration Statement)

(1) Filed as an exhibit to the Registrant’s Form SB-2 filed with the SEC on April 12, 2005 and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant’s Amendment No. 1 to Form SB-2 filed with the SEC on July 6, 2005 and incorporated herein by reference.

ITEM 28.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)	Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)	Rule 430A under the Securities Act undertaking:

The undersigned registrant hereby undertakes:

1.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (Sec. 230. 424(b)(1), (4) or 230. 497(h)) as part of this registration statement as of the time the Commission declared it effective.

2.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1.	If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

(i)

Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230. 424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss. 230. 415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2.

If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashland, State of Oregon, on the 10th day of  May 1, 2006.

ELECTRIC MOTO CORPORATION

By:	/s/ Ely Schless ELY SCHLESS
Chairman of the Board of Directors, Chief Executive Officer President, Principal Accounting Officer and Secretary

POWER OF ATTORNEY

The undersigned directors and officers of Electric Moto Corporation hereby constitute and appoint Ely Schless, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ely Schless ELY SCHLESS	CHAIRMAN OF THE BOARD OF DIRECTORS CHIEF EXECUTIVE OFFICER PRESIDENT, PRINCIPAL ACCOUNTING OFFICER AND SECRETARY	May 1, 2006

/s/ Dennis L. Knepp Dennis L. Knepp	TREASURER, PRINCIPAL FINANCIAL OFFICER AND DIRECTOR	May 1, 2006